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EXHIBIT 10.36



                            JOINT VENTURE AGREEMENT

                                BY AND BETWEEN

                         ASHTON TECHNOLOGY GROUP, INC.

                                      AND

                     KINGSWAY ELECTRONIC SERVICES LIMITED



                                  DATED AS OF
                               DECEMBER 16, 1999
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                               TABLE OF CONTENTS

                                                                 Page

ARTICLE 1
DEFINITIONS                                                        2
  1.1          Definitions                                         2
  1.2          Additional Definitions                             11
  1.3          Interpretation and Construction of This Agreement  12

ARTICLE 2
FORMATION AND OFFICES                                             12
  2.1          Formation                                          12
  2.2          Principal Executive Offices and Other Offices      12
  2.3          Purpose of Joint Venture                           13

ARTICLE 3
CAPITALIZATION OF THE COMPANY                                     13
  3.1          Authorized Capital; Initial Subscriptions          13
  3.2          Contributions to the Company                       13
  3.3          Initial Capital Contributions of the Parties       13
  3.4          Additional Capital Contributions of the Parties    13
  3.5          Failure to Make Additional Capital Contributions   14
  3.6          Loans                                              14
  3.7          Pre-emptive Rights                                 15
  3.8          Distributions                                      15
  3.9          Business Plan                                      16
  3.10         Preparation of Approved Annual Budget              16
  3.11         Approved Annual Budget for Initial Financial Year  16

ARTICLE 4
OPERATIVE AGREEMENTS                                              16
  4.1          Operative Agreements                               16

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF PARTIES                         16
  5.1          Representations and Warranties of ATG              16
  5.2          Representations and Warranties of Kingsway         17

ARTICLE 6
CERTAIN COVENANTS                                                 18
  6.1          Further Assurances                                 18
  6.2          Commitment of Parties to the Joint Venture         19
  6.3          Effect of Applicable Law                           19
  6.4          Notice of Party Change of Control                  19

ARTICLE 7
MANAGEMENT                                                        19
  7.1          Composition of the Boards                          19
  7.2          Responsibilities of the Company Board              21

                                       2
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  7.3          Certain Restrictions                               21
  7.4          Language                                           21
  7.5          Officers                                           21
  7.6          Compensation                                       21
  7.7          Management of Subsidiaries                         21

ARTICLE 8
GOVERNANCE PROVISIONS                                             21
  8.1          Meetings; Quorum; Notice                           21
  8.2          Removal; Resignation; Vacancies                    22
  8.3          No Remuneration                                    23

ARTICLE 9
INDEMNIFICATION                                                   23
  9.1          Indemnification                                    23

ARTICLE 10
DEADLOCKS                                                         24
  10.1         Deadlocks                                          24

ARTICLE 11
TRANSFERS OF VENTURE INTERESTS                                    25
  11.1         General Restrictions                               25
  11.2         Permitted Transferees                              25
  11.3         Right of First Refusal                             25
  11.4         Party Change of Control                            26
  11.5         Governmental Approvals                             27
  11.6         Closing of Purchase of Venture Interests           27

ARTICLE 12
FINANCIAL AND ACCOUNTING MATTERS                                  27
  12.1         Books and Records; Financial Year                  27
  12.2         Financial Information                              27
  12.3         Right of Inspection of Books                       27
  12.4         Accounting Principles                              27
  12.5         Auditors                                           27

ARTICLE 13
OTHER ACTIVITIES BY THE PARTIES;
EXPANSION OF TERRITORY; CONFIDENTIALITY                           28
  13.1         In General                                         28
  13.2         Non-Competition Obligations                        28
  13.3         Non-Competition Exceptions                         28
  13.4         Expansion of Territory                             29
  13.5         Confidentiality                                    29


ARTICLE 14
TERM AND TERMINATION DEFAULT                                      29
  14.1         Term of KAA                                        29
  14.2         Termination of Joint Venture                       30
  14.3         Termination Notice                                 30

                                       3
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  14.4         Termination Upon Default, Etc                      31
  14.5         Other Terminations, Etc                            31
  14.6         Closing                                            31
  14.7         Termination by Dissolution                         31

ARTICLE 15
POST TERMINATION PROVISIONS                                       31
  15.1         Consequences of Termination                        31
  15.2         Non-Solicitation                                   32
  15.3         Transition Plan                                    32

ARTICLE 16
NEGOTIATIONS; ARBITRATION; SUBMISSION TO JURISDICTION
  16.1         Negotiations; Arbitration                          32

ARTICLE 17
MISCELLANEOUS                                                     33
  17.1         Notices                                            33
  17.2         Applicable Law                                     34
  17.3         Severability                                       34
  17.4         Amendments                                         34
  17.5         Waiver                                             34
  17.6         Counterparts                                       34
  17.7         Entire Agreement                                   34
  17.8         No Assignment                                      34
  17.9         No Third-Party Beneficiaries                       34
  17.10        Publicity                                          35
  17.11        Construction                                       35
  17.12        Disclaimer of Agency                               35
  17.13        Relationship of the Parties                        35
  17.14        Fiduciary Duties                                   35

EXHIBITS
  Exhibit A - ATG License Agreement
  Exhibit B - Employment Agreement
  Exhibit C - Territory
  Exhibit D - Stock Option Plan
  Exhibit E - Kingsway/POP Exchange Agreement

SCHEDULES
  Schedule 3.8    - Business Plan
  Schedule 3.10   - Initial Year Budget
  Schedule 5.1(d) - List of Finders and Brokers
  Schedule 5.1(f) - Competition
  Schedule 5.2(d) - List of Finders and Brokers
  Schedule 5.2(f) -  Competition
  Schedule 7.5    - List of Officers

                                       4
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                            JOINT VENTURE AGREEMENT


     JOINT VENTURE AGREEMENT (this "Agreement"), is made and entered into as of this 16th day of December, 1999 by and between Ashton Technology Group, Inc. ("ATG"), a company organized under the laws of Delaware, United States, and Kingsway Electronic Services Limited ("Kingsway"), a company organized under the laws of the British Virgin Islands; and together with ATG, sometimes referred to herein collectively as the "Parties" and individually as a "Party"), for the express purpose of forming Kingsway ATG Asia Limited, a company to be organized under the laws of the British Virgin Islands (the "Company" or "KAA"), and such subsidiaries of KAA ("JV Companies") as KAA may choose to establish for the purpose of effectuating this Agreement.

                                  WITNESSETH

     WHEREAS, ATG and certain subsidiaries develop, deploy, and operate on-line transaction systems primarily in the United States and own and have developed an electronic trading system commonly referred to as "eVWAP" for use by exchanges, institutions, money managers and broker-dealers to which such customers submit, directly and confidentially, buy and sell orders and related systems for matching such orders and executing such trades (collectively, the "eVWAP System");

     WHEREAS, Kingsway and certain of its affiliates operate brokerage and investment banking businesses throughout the Asia Pacific region and have access to various institutional and retail brokerage customers who may be interested in utilizing an eVWAP developed to match buy and sell orders in Asia Pacific equity securities (hereinafter referred to as "Asian eVWAP");

     WHEREAS, it is anticipated that the Parties desire to co-develop and/or co-operate and/or co-market and/or co-utilize additional alternative trading systems (ATSs) and distribution systems for seamless use by US and Asian institutions as well as other financial intermediaries such as broker-dealers and banks;

     WHEREAS, it is anticipated that the ATSs and distribution systems will initially be deployed in the Hong Kong market and will be expanded to other Asia Pacific territories and the Parties will form KAA and subsidiaries of KAA for the purpose of developing and deploying ATSs and distribution systems for use in such territories and to market and promote within the Asia Pacific region utilization of similar systems operated by ATG and its affiliates and licensees outside such region; and

     WHEREAS, in connection therewith, the Parties desire to make certain contributions to the Company of working capital, to provide for the management of the Company and for certain restrictions on the transferability of their respective Equity Interests in the Company, among other things, all in furtherance of the objectives set forth above and subject to the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, the Parties hereto, intending to be legally bound, hereby agree as follows:


                                   ARTICLE 1
                                  DEFINITIONS

     1.1 DEFINITIONS. As used herein, the following terms shall have the following meanings, unless the context otherwise requires:

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"Affiliate" shall mean, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with, such Person. The JV Companies shall not be deemed Affiliates of the Parties or their Affiliates for purposes of this Agreement.

"Agreement" shall mean this Joint Venture Agreement made between ATG, Kingsway, and the Company, as it may be amended from time to time.

"Applicable Law" shall mean all applicable provisions of all (i) constitutions, treaties, statutes, laws (including common law), rules, regulations, ordinances or codes of any Governmental Authority, and (ii) orders, decisions, injunctions, judgments, awards and decrees of any Governmental Authority.

"Applicable Rate" shall mean, during any period during which interest is due and payable, the rate of interest per annum then being charged with respect to the then outstanding Senior Debt of the Company; PROVIDED, HOWEVER, if no such Senior Debt is then outstanding, "Applicable Rate" shall mean the then current U.S. dollar prime rate established by U.S. banks, as quoted in the Wall Street Journal.

"ATG License Agreement" shall mean the ATG License Agreement dated as of even date herewith among ATG, Universal Trading Technologies Corporation, and KAA, a true and correct copy of which is attached hereto as EXHIBIT A.

"Authorized Investments" shall mean, at any time, (i) any time deposit, certificate of deposit or bankers acceptance, maturing not more than one year after such time, maintained with or issued or guaranteed by either (a) a commercial banking institution (including U.S. branches of foreign banking institutions) that is a member of the Federal Reserve System and has assets of not less than $1,000,000,000, or (b) a commercial banking institution located in the Territory with assets of not less than $1,000,000,000, (ii) U.S. or Asia Pacific government or local authority guaranteed securities, maturing not more than one year after such time or (iii) commercial paper, maturing not more than nine months after the date of issue, which is issued by a corporation (other than an Affiliate of a Party) organized under the laws of any state of the United States, the District of Columbia or any country in the Territory and rated at least AAA by Standard & Poor's or the equivalent rating by Moody's rating services; PROVIDED, HOWEVER, an Authorized Investment must be denominated in U.S. dollars.

"Bankruptcy" shall mean, with respect to any Person, (i) the commencement, under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, appointment of examiner, dissolution, insolvency or liquidation or similar Applicable Law of any jurisdiction, whether now or hereafter in effect, by such Person of a case or proceeding seeking (A) the entry as to such Person of an order of relief, (B) such Person's own bankruptcy, liquidation, reorganization, rehabilitation or composition or adjustment of debts, or (C) a suspension or moratorium of payments, (ii) the commencement against such Person of any case or proceeding of the type described in clause (i) of this definition which remains undismissed for a period of 30 days; (iii) the appointment of a custodian, trustee, administrator or similar official under any Applicable Law described in clause (i) of this definition with respect to such Person, or the taking charge by such custodian, trustee, administrator or similar official, of all or any substantial part of the property of such Person; (iv) any adjudication that such Person is insolvent or bankrupt; (v) the entering of any order of relief in, or other order approving, any case or proceeding of the type described in clause (i) of this definition; (vi) the making by such Person of a general assignment for the benefit of its creditors; (vii) the failure by such Person to pay, or the statement by such Person that it is unable to pay or shall be unable or deemed unable to pay its debts generally as they become due under Applicable Law; (viii) the calling by such Person of a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or (ix) any indication by such Person, either by an act or failure to act, of its consent to, approval of or acquiescence in any of the actions, orders or events described in the foregoing clauses of this definition.

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"Business Day" shall mean any day on which commercial banks in each of the cities of New York and Hong Kong are normally open for the conduct of commercial banking business.

"Business Plan" shall mean the Business Plan referred to in Section 3.8 and implemented as provided herein.

"Competing Services" shall mean, (i) the JV Business described in clause (a) of
Section 2.3 and (ii) any services in the Territory substantially similar to such JV Business, PROVIDED, HOWEVER, nothing herein shall preclude either of the Parties from conducting any business activity which is being conducted by it on the date of this Agreement or the date of termination of this Agreement (in the case of ATG, outside the Territory), or that is derived from the business activity being conducted by it on the date of this Agreement or the date of termination of this Agreement and is not substantially similar to such JV Business, or, in the case of Kingsway and its Affiliates, any internet-based or on-line securities or other brokerage business; PROVIDED, HOWEVER, that the utilization by Kingsway or its Affiliates of order-trading services shall not be deemed a Competing Service so long as Kingsway and its Affiliates do not hold any ownership, financial or other interest therein other than as a broker.

"Constituent Documents" shall mean the charters, bylaws, memorandum or articles of association, or such other similar documents as may be required or otherwise entered into in connection with the formation pursuant to Section 2.1(a).

"Contract" shall mean any loan or credit agreement, note, bond, indenture, mortgage, deed of trust, lease, franchise, contract, or other agreement, obligation, instrument or binding commitment of any nature.

"Control" (including, with its correlative meanings, "Controlled by" and "under common Control with") shall mean, with respect to any Person, any of the following: (i) ownership, directly or indirectly, by such Person of equity securities entitling it to exercise in the aggregate more than fifty percent (50%) of the voting power of the equity share capital of the entity in question, or (ii) the possession by such Person of the power, directly or indirectly, (A) to elect a majority of the board of directors (or equivalent governing body) of the entity in question; or (B) to direct or cause the direction of the management and policies of or with respect to the entity in question, whether through ownership of securities, by Contract or otherwise.

"Distribution" shall mean any distribution by the Company by means of any dividend payment, whether in cash, shares, property, other Equity Interests or otherwise, any payment or application of any of its assets to purchase, redeem or otherwise retire Equity Interests held by a Party, any distribution by way of reduction of capital, partial liquidation or otherwise in respect of any such Equity Interests held by such Party or any interest or other payment in respect of, or any repayment, repurchase or redemption of, Subordinated Debt of the Company or any Subsidiary of the Company held by or on behalf of a Party.

"Employment Agreements" shall mean, collectively, the (i) Employment Agreement between KAA and Richard Yin, and (ii) other Employment Agreements entered into between KAA and senior management of KAA, true and correct copies of which are attached hereto as EXHIBIT B.

"Equity Interest" shall mean in relation to KAA, the voting common stock of KAA, any subsequently issued classes or series of any other capital stock of KAA and any debt or other right convertible into Share Capital of the Company.

"Financial Year" shall mean the period commencing July 1 in any year and ending on June 30 of the following year, except that the first Financial Year with respect to KAA formed pursuant to Article 2 hereof, shall commence on the date of its formation and end on June 30, 2000.

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"GAAP" shall mean generally accepted accounting principles as in effect from time to time in Hong Kong or the Asia Pacific Territory in which the JV Company operates.

"Governmental Approval" shall mean any consent, approval, authorization, waiver, grant, concession, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Governmental Authority.

"Governmental Authority" shall mean any federation, nation, state, sovereign or government, any federal, supranational, regional, state or local political subdivision, any governmental or administrative body, instrumentality, department or agency, any self regulatory organization or any court, administrative hearing body, commission or other similar dispute resolving panel or body, and any other entity exercising executive, legislative, judicial, regulatory or administrative functions of a government to which KAA and/or any Party hereto is subject.

"Indebtedness" shall mean, without duplication, all (i) obligations for borrowed money or other extensions of credit, whether secured or unsecured and whether absolute or contingent, including, without limitation, unmatured reimbursement obligations with respect to letters of credit or guarantees issued on behalf of any Person and all obligations for the deferred purchase price of property, including finance leases and hire purchase agreements, (ii) obligations evidenced by bonds, notes, debentures or other similar instruments, (iii) obligations secured by any mortgage, pledge, security interest or other lien on property owned or acquired by the Company or its Subsidiaries, (iv) capital lease obligations, sale-leaseback or similar obligations and (v) all guarantees, endorsements or other contingent or surety obligations (other than endorsement of instruments for collection in the ordinary course of business) with respect to obligations of others, including, without limitation, any obligation to furnish funds, directly or indirectly (whether by virtue of partnership arrangements, commission agreements, or otherwise), through the purchase of goods, supplies or services or by way of shares purchase, capital contribution, advance or loan.

"Injunction" shall mean any preliminary, temporary, interim or final injunction, temporary restraining order or other court ordered legal prohibition or equitable remedy requiring or prohibiting action.

"Invest or Participate" (including, with its correlative meanings, "Investment or Participation", "Invested or Participated" and "Investing or Participating"), as it relates to a Party or any of its Affiliates, shall mean, with respect to any other Person that Offers Competing Services, directly or indirectly through an Affiliate, (a) to acquire, as a principal, partner, shareholder, beneficial owner or in any similar capacity, any ownership interest in such Person or (b) by contract or otherwise to manage, operate or finance such Person, or to participate in the management, operation or financing of such Person, or to act as agent, representative, consultant or in any similar capacity for such Person, or to use the name of such Person, or permit the use of the name of such Party or its Affiliate by such Person, to the extent that any of such activities described in this clause (b) are related to such Competing Services.

"Joint Venture" shall mean KAA and the rights and obligations of the Parties and their Affiliates under this Agreement and the other Operative Agreements.

"Judgment" shall mean any judgment, order, judicial decree or arbitral award.

"JV Companies" shall mean, collectively, KAA, its respective Subsidiaries, if any, that may hereafter be formed.

"Major Competitor" shall mean a Person or any Affiliate of such Person, which materially competes with the Company or any Subsidiary through the offering of Competing Services, or a Person which has taken substantial steps to become such a competitor.

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"Material Non-Monetary Default" shall mean a breach by a Party of any of the terms or provisions of Article 13 of this Agreement, which breach is not cured by such Party within thirty (30) days after written notice hereof is furnished to such Party by the other Party.

"Offer" (including, with its correlative meanings, "Offering" or "Offered") shall mean, with respect to electronic brokerage related products and services, directly or indirectly, offering, producing, providing, selling, promoting, distributing or marketing such product or service.

"Operative Agreements" shall mean all agreements that are exhibits to this Agreement and such other agreements that the Parties enter into for the purpose of fostering the Joint Venture.

"Party" or "Parties" shall have the respective meanings ascribed to such terms in the first paragraph hereof.

"Party Change of Control", with respect to a Party, shall mean the acquisition by any Person (other than William Lam or his Affiliates) or group of Persons acting in concert, directly or indirectly, of equity securities of such Party (or such Party's parent entity) entitling it or them to exercise in the aggregate fifty percent (50%) or more of the voting power of such Party (or such Party's parent entity), unless, in the case of Kingsway, William Lam maintains effective management control following such acquisition.

"Party Subordinated Debt" shall mean Subordinated Debt of the Company owing to one of its Parties that is subordinated to any other Indebtedness of the Company other than other Subordinated Debt of the Company owing to one of its Parties.

"Percentage Interest" with respect to any Person's investment in another Person, shall mean such Person's equity interest therein (whether voting or non-voting) expressed as a percentage of the total outstanding equity share capital of such other Person on a fully diluted basis (whether voting or non-voting).

"Permitted Affiliate" shall mean a Subsidiary of a Party, no minority interest in which is owned or held or the benefits of which are in any way enjoyed, directly or indirectly, by any Person engaged in a Competing Service.

"Permitted Lien" shall mean: (i) material, mechanics, carriers, workmen's, repairmen's or other like liens arising in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings, (ii) liens for current taxes not yet due or any taxes being contested in good faith by appropriate proceedings, (iii) liens to secure performance of statutory obligations, (iv) any lien securing any purchase money indebtedness incurred in the ordinary course of business, and (v) liens of lessors under Leases.

"Person" shall mean an individual or a partnership, an association, a joint venture, a corporation, a business or a trust or other entity organized under any Applicable Law, an unincorporated organization or any Governmental Authority.

"Proceeding" shall mean any action, litigation, suit, proceeding or formal investigation or review of any nature, civil, criminal, regulatory or otherwise, before any Governmental Authority.

"Public Offering" shall mean (i) any bona fide public offering of equity securities (or securities exchangeable for or convertible into equity securities) of the Company pursuant to an effective registration statement under the Securities Act or any other Applicable Law or any other offering which results in such securities being listed for trading on any international securities exchange, or (ii) any offer

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of equity securities (or securities exchangeable for or convertible into equity securities) of a Person made in reliance on Rule 144A under the Securities Act.

"Securities Act" shall mean the United States Securities Act of 1933, or any similar United States federal statute, and the rules and regulations of the U.S. Securities and Exchange Commission thereunder, all as the same shall be in effect from time to time.

"Security Interest" shall mean any debenture, mortgage, pledge, security interest, adverse claim, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, the filing of or agreement to give any financing statement under the Uniform Commercial Code (or similar filing pursuant to Applicable Law of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of any obligation.

"Senior Debt" of any Person shall mean indebtedness of such Person ranking senior in right of payment and in liquidation to any other Indebtedness of such Person.

"Share Capital" shall mean all classes or series of the Company's equity securities.

"Subordinated Debt" of any Person shall mean Indebtedness of such Person ranking junior in right of payment and in liquidation to any other Indebtedness of such Person.

"Subsidiary" shall mean, with respect to any Person (the "Parent"), any other Person in which the Parent, one or more direct or indirect Subsidiaries of the Parent, or the Parent and one or more if its direct or indirect Subsidiaries (i) have the ability, through ownership of securities individually or as a group, ordinarily, in the absence of contingencies, to elect a majority of the directors (or individuals performing similar functions) of such other Person, or
(ii) own more than fifty percent (50%) of the equity share capital of such other Person. The JV Companies will not be deemed Subsidiaries of the Parties or their Affiliates for purposes of this Agreement.

"Territory" shall mean those territories and nations in Asia and the Pacific Islands set forth on EXHIBIT C attached hereto.

"Third Party Approval" shall mean the approval of any Person other than a Governmental Authority or a JV Company.

"Transfer" shall mean any transfer, directly or indirectly, conditionally, contingently, voluntarily or involuntarily, whether or not for value, by operation of law or otherwise, including any sale, pledge, security interest or encumbrance, assignment, gift, merger, combination or other transaction or the entering into any agreement, arrangement, undertaking or action which results or may result in any of the foregoing.

"Venture Interest", in the case of any Party, shall mean the Equity Interests in the Company held by the Party and any Subordinated Debt owed by the Company to the Party.

"Wholly-Owned" shall mean, when used to designate the ownership interest of any Person in an entity, that such Person owns directly or indirectly all of the equity share capital and voting power of such entity, other than any DE MINIMIS ownership in such entity as required by Applicable Law.

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     1.2  ADDITIONAL DEFINITIONS.

          Approved Annual Budget       Section 3.10
          Bona Fide Offer              Section 11.3(a)
          Class A Common Shares        Section 3.1
          Company Affiliate            Section 9.1(a)
          Company Board                Section 7.1
          Control Call Notice Date     Section 11.5(b)
          Control Put Notice Date      Section 11.5(a)
          Deadlock                     Section 11.1(b)
          Default Termination Value    Section 14.4
          Distributable Cash           Section 3.7
          Initial Profit Year          Section 3.7
          KAA Board                    Section 7.1
          JV Business                  Section 2.3
          Non-Transferring Party       Section 11.7
          Offeree                      Section 11.3(a)
          Offered Interest             Section 11.3(a)
          Profit Year                  Section 3.7
          Proposed Transferee          Section 11.3(a)
          Seller                       Section 11.3(a)
          Senior Officers              Section 16.1(a)
          Shares                       Section 3.1
          Specified Court              Section 16.1(c)
          Termination Conditions       Section 14.2
          Termination Notice           Section 14.2
          Transferring Party           Section 11.7
          Written Offer                Section 11.3(a)

     1.3  INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT.  The definitions in
Section 1.1 and 1.2 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." All reference herein to Articles, Sections, Exhibits and Schedules shall be deemed to be references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. The table of contents and the headings of the Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. Unless the context shall otherwise require any reference to any agreement or other instrument or statute or regulation is to such agreement, instrument or statute or regulation as amended and supplemented from time to time (and, in the case of a statute or regulation, to any replacement provision). Any reference in this Agreement to a "day" or a number of "days" (without the explicit qualification of "Business") shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice shall be deferred until, or may be taken or given, on the next Business Day. In the event of a conflict between any provision of a Constituent Document and any provision of this Agreement, this Agreement shall prevail.

                                   ARTICLE 2
                             FORMATION AND OFFICES

     2.1 FORMATION. (a) It is the Parties' intent to operate the Joint Venture in a holding company structure with the business and operations of the Joint Venture to be conducted through KAA and its subsidiaries, and, accordingly, the Parties have heretofore caused the formation of the Company under the name "Kingsway ATG Asia Limited" as a company under the laws of British Virgin Islands. From and after the date hereof, the Parties shall take such action as may be necessary and appropriate so that the Constituent Documents shall incorporate the terms and conditions of this Agreement to the extent practicable and customary in the jurisdiction of formation of the Company and each of the other JV Companies, if any.

     (b) Except as otherwise provided herein, Kingsway shall own forty-seven percent (47%) of the voting Equity Interests of the Company, ATG shall own forty-seven percent (47%) of the voting Equity Interests of the Company, and Grand Conqueror Investments Limited, a BVI company, shall own six percent (6%) of the voting Equity Interests of the Company.

     2.2 PRINCIPAL EXECUTIVE OFFICES AND OTHER OFFICES. It is the intention of the Parties that principal executive offices of KAA will initially be located at 5/F, Hutchinson House, 10 Harcourt Road, Hong Kong, with such other offices to be maintained at such location or locations as the KAA Board shall determine from time to time.

     2.3 PURPOSE OF JOINT VENTURE. The sole purpose and the nature of the business (the "JV Business") to be conducted and promoted by the Joint Venture are (a) to develop and exploit electronic securities trading and distribution systems in the Territory, including but not limited to trading on stock, futures, commodities, currency and other exchanges or any recognized trading market in the Territory and any alternative trading system, utilizing the Asian eVWAP matching engine technology as the core of such JV Business in accordance with the Operative Agreements, and any products or services ancillary to such development and exploitation, (b) to operate brokerage operations in the Territory to the extent necessary to the operation of such electronic securities trading and distribution systems, (c) to operate as the exclusive enrollment agent in the Territory for marketing, promotion and solicitation of customers located in the Territory for utilization or electronic trading and distribution systems operated by or through Ashton and its Affiliates and licensees outside the Territory, and (d) to engage in any and all activities necessary, advisable, convenient or incidental to the foregoing. Unless otherwise approved by the Parties, the activities of KAA shall be limited to the activities set forth in the Operative Agreements, Business Plan and the Constituent Documents and KAA shall not conduct any other business operations whatsoever.


                                   ARTICLE 3
                         CAPITALIZATION OF THE COMPANY

     3.1 AUTHORIZED CAPITAL; INITIAL SUBSCRIPTIONS. The Parties shall cause the Constituent Documents of the Company to provide that (A) the authorized Share Capital of the Company shall consist of 500,000,000 shares of voting common shares (the "Shares"), having one vote per share and (B) no Shares will entitle the holder thereof to any preferences upon Distributions by the Company by way of dividends or otherwise. It is the intention of the Parties that 10,000,000 Shares will be reserved for issuance in connection with performance based incentive compensation for management, directors and other personnel of KAA, Ashton and Kingsway as designated by ATG and Kingsway pursuant to EXHIBIT
D. Notwithstanding the prior sentence, 2,500,000 of such Shares will be reserved for issuance to management and directors of Kingsway as designated by Kingsway and 2,500,000 of such Shares will be reserved for issuance to management and directors of Ashton as designated by Ashton.

     3.2 CONTRIBUTIONS TO THE COMPANY. Except as otherwise expressly provided in this Agreement, no Party shall be required to make any contributions to the capital of KAA or subscribe for additional shares of the equity securities of KAA.

     3.3 INITIAL CAPITAL CONTRIBUTIONS OF THE PARTIES. On or within ten (10) Business Days following the execution of this Agreement, Kingsway shall have made initial capital contributions to the Company consisting of USD 4,000,000 in exchange for 27,000,000 Shares, ATG shall have made initial capital contributions to the Company consisting of USD 1,000,000 and the technology contributions contemplated by the ATG License Agreement in exchange for 47,000,000 Shares, and Grand Conqueror Investments Ltd. shall have made initial capital contributions to the Company consisting of USD 5 in exchange for 6,000,000 Shares. In addition, Kingsway shall have entered into the Kingsway/POP Exchange Agreement, a true and correct copy of which is included as EXHIBIT E, for which Kingsway shall receive 20,000,000 Shares.

     3.4  ADDITIONAL CAPITAL CONTRIBUTIONS OF THE PARTIES.    Except as set
forth in Section 3.3 above, no Party shall be required to make any additional capital contribution to the Company. In the event the Company proposes to issue additional Shares in exchange for capital contributions in excess of the amounts set forth in Section 3.3 above, each Party shall have a pre-emptive right to participate in such capital contribution up to its pro rata portion to avoid dilution in accordance with Section 3.6.

     3.5 LOANS. (a) No Party shall be obligated to loan funds to the Company. Loans by a Party to the Company shall not be considered capital contributions. The amount of any such loans shall be a debt of the Company owed to such Party in accordance with the terms and conditions upon which such loans are made.

     (b) With the prior written consent of the other Party, a Party may (but shall not be obligated to) guarantee a loan made to the Company. If a Party guarantees a loan made to the Company and it is required to make payment pursuant to such guarantee to the maker of the loan, then the amounts so paid to the maker of the loan shall be treated as a loan by such Party to the Company repayable on demand and not as an additional capital contribution. In the event that only one of the Parties provides such a guarantee, the other Party hereby agrees to indemnify the Party who provides such guarantee for a percentage equal to the non-guarantor Party's pro-rata Equity Interest in KAA of any amounts paid under such guarantee and any other costs, liabilities or expenses incurred in respect thereof.

     (c) It is the intention of the Parties that the Company be financed in a manner that enables the Company to have a debt to equity ratio that enables them to fulfill any regulatory capital requirements imposed on the JV Business under the Applicable Laws of any Territory in which the Company or its subsidiaries are conducting or intend to conduct JV Business. To the extent necessary to maintain such regulatory capital requirements, the Parties may, in their discretion, loan such funds as may be necessary to the Company, and each Party shall participate in such loans on a pro-rata basis based on its Percentage Interest at the time such loans are made and, as necessary, the Parties shall enter into intercreditor agreements to ensure that such loans shall be subordinate in right of payment to any Senior Debt of the Company from time to time.

     3.6 PRE-EMPTIVE RIGHTS. Other than the stock and options set aside pursuant to EXHIBITS D and E, the Company shall not issue any equity securities or any warrant, option or other security convertible into or exercisable for such equity securities of the Company (other than any issuance of Shares as described in Sections 3.1 and 3.3) or enter into any agreement in respect of such issuance, unless the issuance has been approved as required by this Agreement and pursuant to which the Company offers to each of the Parties the right to participate proportionately according to the Percentage Interest of such Party, as of the date of such proposed issuance, on the same terms and conditions, unless otherwise approved by the Company Board. Any right granted pursuant to the preceding sentence shall be exercised by written notice to the Company given within twenty (20) business days after delivery to each Party of written notice of such proposed issuance. If any Party fails to respond to the Company within such 20-day notice period, such failure shall be deemed to be the rejection and waiver of the right of such Party to participate in the purchase of the equity of the Company to be issued. At any time within sixty (60) business days following the date the Company has received notice (or deemed rejection and waiver) from each Party accepting or rejecting its right to participate, the Company may carry out the proposed issuance to any other Party or third party, or third parties, in the Company's sole discretion. The provisions of this Section 3.6 shall not apply to an issuance of Share Capital of the Company or any other Equity Interest in the Company, including without limitation any warrant, option or security convertible into or exercisable for such Share Capital in connection with a Public Offering, an acquisition completed in the ordinary course of the JV Business or an employee benefit plan or incentive compensation plan.

     3.7 DISTRIBUTIONS. Unless the Parties mutually otherwise agree in writing to permit Distributions at an earlier time or on a different basis, the Parties shall, and shall cause their representatives on the Company Board, to take all such action so that the Company shall not make any Distributions until such time as profits as accumulated since the formation of the Company are in excess of losses as accumulated since the formation of the Company as reflected in the annual consolidated financial statements prepared for the Company and the Subsidiaries for the Financial Year then ended (the first such Financial Year being hereinafter referred to as an "Initial Profit Year" and each such subsequent Financial Year being hereinafter referred to as a "Profit Year"). Thereafter, the Company may declare dividends in the discretion of the Company Board, not to exceed Distributable Cash. "Distributable Cash" shall mean seventy percent (70%) of the amount by which cash and cash equivalents (less the Company's debt proceeds and contributions to capital, less (without duplication) amounts to be funded from operating income and amounts specified in the Approved Annual Budget to serve as a source of funds for capital expenditures and, less required amounts needed pursuant to Applicable Law to ensure that the Company has sufficient regulatory capital) as shown in the Company's quarterly consolidated statement of cash flows as of the end of the relevant fiscal quarter exceeds the cash and cash equivalents as shown in the Company's consolidated statement of cash flows as of the end of the preceding fiscal quarter (after taking into account any Distributions as of the end of such preceding fiscal quarter). The Company shall cause its Subsidiaries to make Distributions to the Company to the extent necessary to facilitate the making of Distributions by the Company as contemplated by this Section 3.7, subject to mandatory provisions of Applicable Law. In no event shall the Company or its Subsidiaries make Distributions in excess of amounts permitted under Applicable Law. Unless otherwise approved by the Company Board, all Distributions to Parties shall be in cash in US Dollars.

     3.8 BUSINESS PLAN. In furtherance of the Joint Venture, the Parties have established the Business Plan which sets forth the manner in which the JV Business is to be conducted by the Company during the two-year period beginning on the date hereof and embodies the overall business strategy for the Joint Venture until such time as it may be amended or modified upon the approval of the Company Board. A true and correct copy of the Business Plan on the date hereof is attached hereto as SCHEDULE 3.8.

     3.9 PREPARATION OF APPROVED ANNUAL BUDGET. The Company's Chief Executive Officer shall prepare for presentation to the Company Board on or before April 30 in each year beginning April 30, 2000, an annual budget for the Company and its Subsidiaries setting forth in reasonable detail the proposed and projected operating revenues and expenses for the Company and its Subsidiaries for the year beginning the following July 1. Upon approval of such proposed annual budget by the Company Board (with such changes, if any, as the Company Board may determine), each annual budget shall constitute an "Approved Annual Budget" for purposes hereof. In the event of the failure by the Company Board to approve an annual budget for the next fiscal year, the Company shall operate according to the Approved Annual Budget for the just completed fiscal year until approval of a new annual budget.

     3.10 APPROVED ANNUAL BUDGET FOR INITIAL FINANCIAL YEAR. Notwithstanding anything to the contrary contained in Section 3.9, a true and correct copy of the Approved Annual Budget for the initial Financial Year of the Company and its Subsidiaries is set out in the document attached as SCHEDULE 3.10.


                                   ARTICLE 4
                             OPERATIVE AGREEMENTS

     4.1 OPERATIVE AGREEMENTS. On or prior to the date hereof, each of the Parties has and has caused its Affiliates insofar as within its power, to enter into each of the Operative Agreements attached as exhibits hereto. The Parties expressly reserve the right to enter into such other Operative Agreements that they deem are necessary and appropriate for the furtherance of the JV Business through KAA.


                                   ARTICLE 5
                   REPRESENTATIONS AND WARRANTIES OF PARTIES

     5.1 REPRESENTATIONS AND WARRANTIES OF ATG. ATG represents and warrants to Kingsway as follows:

     (a) ORGANIZATION AND STANDING. ATG is a corporation duly organized, validly existing and in good standing under the law of the jurisdiction of its incorporation and has all requisite corporate power and corporate authority necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted.

     (b) DUE AUTHORIZATION. ATG has all requisite corporate power and corporate authority to enter into and perform its obligations under this Agreement and to consummate the transactions to be consummated by it hereunder. ATG has all requisite corporate power and corporate authority to enter into and perform its obligations under the other Operative Agreements to which it is a party and to consummate the transactions to be consummated thereby by it. The execution, delivery and performance by ATG of the Operative Agreements to which it is a party have been duly authorized by all necessary corporate action on the part of ATG. This Agreement has been, and the other Operative Agreements to which ATG is a party have been, duly executed and delivered by it. This Agreement constitutes, and the other Operative Agreements to which ATG is a party constitute, legal, valid and binding obligations of ATG, enforceable against it in accordance with their respective terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject to the effect of general principles of equity, including, without limitation, the possible unavailability of specific performance or injunctive relief regardless of whether considered in a proceeding in equity or at law.

     (c) NO CONFLICTS. The execution, delivery and performance by ATG of this Agreement does not, and the execution, delivery and performance by ATG of the other Operative Agreements to which it is a party and the compliance with the terms of the Operative Agreements to which it is a party will not, conflict with, result in any violation of or default (with or without notice or lapse of time or both) under, give rise to a right of termination, cancellation or acceleration of any obligation (in each case by any third party) or to the loss of any benefit under, or result in or require the creation, imposition or extension of any Security Interest upon any of its properties or assets under
(i) any provision of its

Certificate of Incorporation or by-laws or similar constituent documents, or
(ii) any Judgment, Injunction, Applicable Law or Contract to which it is a party or by which it or any of its properties is bound. To the knowledge of ATG, no Third Party Approval and no Governmental Approval is required to be obtained or made by ATG in connection with the execution, delivery and performance of this Agreement, the other Operative Agreements to which it is a party, and the transactions contemplated hereby and thereby.

     (d) BROKERS OR FINDERS. With the exception of SCHEDULE 5.1(d), no Person is or will be entitled to any broker's or finder's fee, or any other commission or similar fee in connection with any of the transactions contemplated hereby as a result of any action taken by or on behalf of ATG.

     (e) LITIGATION. There is no Proceeding pending or, to the knowledge of ATG, threatened against ATG reasonably likely to restrain, enjoin or otherwise prevent the consummation of the transactions contemplated hereby or the operation of the JV Business under the Operative Agreements as contemplated hereby.

     (f) NON-COMPETE.  As of the date of this Agreement, except as set forth in
SCHEDULE 5.1(f), neither ATG nor any of its Affiliates conducts any business activity anywhere in the Territory which is the same as, or substantially similar to the JV Business as described in clause (a) of Section 2.3.

     (g) INTELLECTUAL PROPERTY. ATG acknowledges that Kingsway has entered into this Agreement in reliance upon ATG's contribution of the Technology, Licensed Marks and Proprietary Rights therein (each of the foregoing as defined in the ATG License Agreement) to the JV Business and ATG's entering into the ATG License Agreement with KAA. ATG hereby confirms its representations and warranties in Sections 9.1(v) and 9.1(vi) of the ATG License Agreement, which are incorporated herein by reference.

     5.2 REPRESENTATIONS AND WARRANTIES OF KINGSWAY. Kingsway represents and warrants to ATG as follows:

     (a) ORGANIZATION AND STANDING. Kingsway is a corporation duly organized, validly existing and in good standing under the law of the jurisdiction of its incorporation and has all requisite corporate power and corporate authority necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted.

     (b) DUE AUTHORIZATION. Kingsway has all requisite corporate power and corporate authority to enter into and perform its obligations under this Agreement and to consummate the transactions to be consummated by it hereunder. Kingsway has all requisite corporate power and corporate authority to enter into and perform its obligations under the other Operative Agreements to which it is a party and to consummate the transactions to be consummated thereby by it. The execution, delivery and performance by Kingsway of the Operative Agreements to which it is a party have been duly authorized by all necessary corporate action on the part of Kingsway. This Agreement has been, and the other Operative Agreements to which Kingsway is a party have been, duly executed and delivered by it. This Agreement constitutes, and the other Operative Agreements to which Kingsway is a party constitute, legal, valid and binding obligations of Kingsway, enforceable against it in accordance with their respective terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject to the effect of general principles of equity, including, without limitation, the possible unavailability of specific performance or injunctive relief regardless of whether considered in a proceeding in equity or at law.

     (c) NO CONFLICTS. The execution, delivery and performance by Kingsway of this Agreement does not, and the execution, delivery and performance by Kingsway of the other Operative

Agreements to which it is a party and the compliance with the terms of the Operative Agreements to which it is a party will not, conflict with, result in any violation of or default (with or without notice or lapse of time or both) under, give rise to a right of termination, cancellation or acceleration of any obligation (in each case by any third party) or to the loss of any benefit under, or result in or require the creation, imposition or extension of any Security Interest upon any of its properties or assets under (i) any provision of its Certificate of Incorporation or by-laws or similar constituent documents, or (ii) any Judgment, Injunction, Applicable Law or Contract to which it is a party or by which it or any of its properties is bound. To the knowledge of Kingsway, no Third Party Approval and no Governmental Approval is required to be obtained or made by ATG in connection with the execution, delivery and performance of this Agreement, the other Operative Agreements to which it is a party, and the transactions contemplated hereby and thereby.

     (d) BROKERS OR FINDERS. With the exception of SCHEDULE 5.2(d), no Person is or will be entitled to any broker's or finder's fee, or any other commission or similar fee in connection with any of the transactions contemplated hereby as a result of any action taken by or on behalf of Kingsway.

     (e) LITIGATION. There is no Proceeding pending or, to the knowledge of Kingsway, threatened against Kingsway reasonably likely to restrain, enjoin or otherwise prevent the consummation of the transactions contemplated hereby or the operation of the JV Business under the Operative Agreements as contemplated hereby.

     (f) NON-COMPETE.  As of the date of this Agreement, except as set forth in
SCHEDULE 5.2(f), neither Kingsway nor any of its Affiliates conducts any business activity which is the same as, or substantially similar to the JV Business as described in clause (a) of Section 2.3.


                                   ARTICLE 6
                               CERTAIN COVENANTS

     6.1 FURTHER ASSURANCES. From and after the date hereof, each of the Parties shall use its reasonable efforts to do or cause to be done, and to cause its Affiliates to do or cause to be done, such further acts and things and deliver or cause to be delivered to each other Party or its designees such additional agreements and instruments as such Party or its designees may reasonably require or deem advisable to carry into effect the purpose of the Operative Agreements or to better assure and confirm unto such Party or its designees its rights, powers and remedies hereunder and thereunder.

     6.2 COMMITMENT OF PARTIES TO THE JOINT VENTURE. Each of ATG and Kingsway agrees that it will (i) ensure that its relevant personnel are equally and fully committed to the success of the Joint Venture, (ii) devote sufficient resources so that it can comply fully with obligations under the Operative Agreements to which it is a party, and (iii) fulfill its obligations under this Agreement and any other Operative Agreements to which it is a party.

     6.3 EFFECT OF APPLICABLE LAW. If any provision contained in any Operative Agreement relating to KAA is inconsistent with or prohibited by the Applicable Laws of the jurisdiction in which KAA is formed or operates, the Parties agree to take all reasonable steps necessary to modify such provision in a manner which is as similar as possible in terms and effect as the original provision and which preserves substantially the intended purpose of the original provision, but which is not inconsistent with or prohibited by, the Applicable Laws of the jurisdiction in which KAA is formed or operates.

     6.4 NOTICE OF PARTY CHANGE OF CONTROL. If a Party Change of Control occurs or is likely to occur with respect to a Party, subject to Applicable Law, such Party shall promptly give prior written notice to the other Party of such Party Change of Control.

     6.5 COOPERATE IN PUBLIC OFFERINGS. In the event the Company undertakes to list its Shares, or the shares of any Subsidiary, on any public exchange or electronic trading system in any jurisdiction upon the approval of the Company Board as set forth in Section 7.2 below, each Party shall, and shall cause its officers, directors, employees, agents and Affiliates to, cooperate fully with all requests of the Company to effectuate such listing.


                                   ARTICLE 7
                                  MANAGEMENT

     7.1 COMPOSITION OF THE BOARDS. (a) The board of directors of the Company (alternatively, the "Company Board" or "KAA Board") shall consist of eight (8) directors until the second Anniversary of the date herein (the "Initial Period"). ATG shall be entitled to designate four (4) such directors to the Company Board. Kingsway shall be entitled to designate four (4) such directors, one whom will be the chief executive officer of KAA during the Initial Period. After the Initial Period, the KAA Board shall consist of nine (9) directors, and Kingsway shall be entitled to designate five (5) such directors, one of whom will be the chief executive officer of KAA to. In each election of directors, each Party shall vote its Share Capital in the Company to effect the election of the nominees so designated.

     7.2 RESPONSIBILITIES OF THE COMPANY BOARD. The Company Board shall be responsible for the management of the business and affairs of the Company. Without limiting the generality of the foregoing, the Board shall assure that the Company not take any action with respect to the following matters without the affirmative vote of a majority of the directors in attendance at any duly constituted meeting of the Company Board:

     (i) action by the Company or any of its Subsidiaries which (A) is outside the ordinary course of business operations of the Company or any such Subsidiary and (B) has not been reflected in an Approved Annual Budget;

     (ii) incurrence of any Indebtedness or the making of any capital expenditure by the Company or any of its Subsidiaries in excess of USD500,000 in any case, or in the aggregate in any Financial Year, except as contemplated by the Approved Annual Budget and except, in the case of Indebtedness, for endorsements for collection or deposits in the ordinary course of business;

     (iii) mortgage, pledge or the granting of any other Security Interest with respect to the assets of the Company and its Subsidiaries, except purchase money mortgages in the ordinary course of business and other Permitted Liens;

     (iv) making of any loans or the agreement to make any loans by the Company or any of its Subsidiaries or the guarantee by any of them of any Indebtedness of any other Person in excess of USD500,000, in any case, or in the aggregate in any Financial Year;

     (v) entering into any transaction, directly or indirectly (including, without limitation, any purchase, sale, lease, investment, loan, service or management agreement or other transaction) with either Party or any of their respective Affiliates involving the receipt or expenditure by the Company and any of its Subsidiaries of more than USD500,000, in any case, or in the aggregate in any Financial Year, except as expressly contemplated by this Agreement or any of the other Operative Agreements or as specified in the Approved Annual Budget for such Financial Year or the Business Plan;

     (vi) declaration, setting aside, or payment of Distributions by the Company or any of its Subsidiaries or any redemptions, purchase or other acquisition of the equity securities of the Company or any of its Subsidiaries, except as set forth in Section 3.7 above;

     (vii) any amendment of the Constituent Documents;

     (viii) any issuance, transfer, pledge or sale of equity securities by the Company, including, without limitation, capital stock, options, warrants or similar instruments, except as specifically provided in this Agreement;

     (ix) entering into or conducting any business other than the JV Business;

     (x) any appointment or change in the Company's independent auditors;

     (xi) approval of any material amendment or modification of the Business
     Plan;

     (xii) approval of any annual budget or any material amendment or modification of any Approved Annual Budget;

     (xiii) establishment of any committee of the Company Board and the delegation of powers thereto, it being expressly understood that any such committee shall at all times have a number of voting representatives designated by each of the Parties proportionate to the Parties' representation on the Company Board;

     (xiv) appointment of the board of directors of any Subsidiary;

     (xv) (A) any acquisition by the Company or any of its Subsidiaries (in one or a series of related transactions) of, or any investment by the Company or any of its Subsidiaries (in one or a series of related transactions) in, assets or properties of any Person other than a Wholly-Owned Subsidiary (whether by acquiring shares or other equity securities, partnership interests or evidences of Indebtedness of any Person, by contributing to the capital of any Person, by making a loan, advance or other extension of credit to any other Person) in any case if the purchase price or amount to be invested is more than USD 500,000, or (B) the investment of cash included in the working capital of the Company in other than Authorized Investments;

     (xvi) any sale, assignment or transfer of any assets or properties of the Company in any Financial Year in excess of USD 500,000 in the case of any particular asset or property or in the aggregate in the case of a group of similar assets or properties except for such sales, assignments or transfers in the ordinary course of business;

     (xvii) approval of any quarterly, semi-annual or annual financial statements of the Company and its Subsidiaries; and

     (xviii) approval of the listing of the Shares, or any shares of a Subsidiary, on any public exchange or electronic trading system in any jurisdiction.

     7.3 CERTAIN RESTRICTIONS. Anything herein to the contrary notwithstanding, in no event shall the Company Board approve any of the following matters without the prior written consent of each Party:

     (i) any amendment of the Constituent Documents of the Company;

     (ii) any sale or other transfer (in one or a series of related transactions) of substantially all of the assets and properties of the Joint Venture;

     (iii) whether, directly or indirectly, by operation of law or otherwise, any merger with, consolidation with, or other combination with, any Person; or

     (iv) the winding-up or dissolution of KAA or any subsidiary thereof except as otherwise provided in Section 14.6.

     7.4 LANGUAGE. The proceedings of meetings of the board of directors of the Company shall be conducted in the English language. The formal minutes of meetings of the board of directors of the Company shall be maintained in the English language. The Company shall ensure that all senior management of KAA and any Subsidiary thereof will have a good working knowledge of English.

     7.5 OFFICERS. The principal officer of the Company shall be its Chief Executive Officer. The Company Board shall also have the power to appoint such other officers as it deems appropriate and delegate such powers to such officers as shall not be inconsistent with this Agreement, the Business Plan, Applicable Law and the Constituent Documents of the Company which may include a finance director, head of marketing and sales, and head of technology. As of the date hereof, the initial slate of officers of the Company shall be as set forth on
SCHEDULE 7.5 attached hereto.

     7.6 COMPENSATION. It is the intent of the Parties that compensation and other forms of remuneration for employees and officers of the Company, including incentive bonus plans, share participation schemes, pension plans and employee benefits plans, medical insurance, vacation and other benefit plans shall be consistent with the guidelines outlined in the Business Plan.

     7.7 MANAGEMENT OF SUBSIDIARIES. The general provisions of Sections 7.1, 7.3, 7.4, 7.5 and 7.6 shall, to the extent practicable, govern the management of each Subsidiary of the Company.


                                   ARTICLE 8
                             GOVERNANCE PROVISIONS

     8.1 MEETINGS; QUORUM; NOTICE. (a) The chairman of the Company Board shall prepare or direct the preparation of the agenda for, and preside over, meetings of the Company Board on which he serves as chairman. The chairman shall deliver such agenda to each director on the Company Board as chairman at least four (4) Business Days prior to giving of notice of a regular or special meeting and any director may add items to such agenda.

     (b) The Parties anticipate that a regular meeting of the Company Board shall be held at least once every six (6) months. Special meetings of the Company Board may be called by any director and shall be held at such place as may be determined by the Company Board. Written notice of the time and place of each regular and special meeting of the Company Board shall be given by or at the direction of the chairman or co-chairman, as the case may be, to each director, in the case of a regular meeting, at least ten (10) Business Days, and in the case of a special meeting, at least five (5) Business Days, before such meeting. Additionally, the Company Board may meet on an emergency basis with any notice so long as at least one director representing each Party is present at such meeting. Whenever notice is required to be given to any director, such notice shall specify the agenda for such meeting and, to the extent appropriate, shall be accompanied by supporting documentation. The required notice to any director may be waived by such director in writing. Attendance by a director at a meeting shall constitute a waiver of any required notice of such meeting by such director, except when such director attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not properly called or convened.

     (c) Except as expressly provided in this Agreement, the presence of at least any two (2) directors shall be required to constitute a quorum for the transaction of any business by the Company Board. Each Party shall use its reasonable efforts to ensure the existence of a quorum at any duly convened meeting of the Company Board. Except as expressly provided in this Agreement, no action shall be taken by the Company Board with respect to any matter without the affirmative vote of a majority of the directors of the Company Board present at a duly constituted meeting. If fewer than all of the directors designated to the Company Board by a given Party are present at a meeting, to the extent permitted by Applicable Law, each director or directors of a Party present at such meeting shall be entitled to vote the entire voting power held by all directors designated by such Party. If more than one director appointed by a given Party is present at a meeting, to the extent permitted by Applicable Law, such representatives shall vote such Party's entire voting power in the same manner.

     (d) While the Parties intend that their directors on the Company Board shall attend meetings in person, the Parties acknowledge that directors may from time to time be prevented from doing so due to various circumstances. Directors may, therefore, to the extent permitted by Applicable Law, participate in a meeting of the Company Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this
Section 8.1(d) shall constitute presence in person at such meeting, except where a director participates in the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not properly called or convened.

     (e) To the extent permitted by Applicable Law, any action required or permitted to be taken at a meeting of the Company Board may be taken without a meeting if a written consent, setting forth the action so taken, is signed by all the directors and filed with the minutes of the proceedings of the Company Board. Such consent shall have the same force and effect as a unanimous affirmative vote of the directors.

     8.2 REMOVAL; RESIGNATION; VACANCIES. A Party's designated directors on the Company Board shall hold office at the pleasure of such Party that designated them. Any such Party may at any time, by written notice to the other Party and the Company Board, remove (with or without cause) its representative on the Company Board and designate a new director. Subject to Applicable Law, no director may be removed except by the Party designating the same. Any director may resign at any time by giving written notice to the Party that appointed such director and to the Company Board. Such resignation shall take effect on the date shown on or specified in such notice or, if such notice is not dated and the date of resignation is not specified in such notice, on the date of the receipt of such notice by the Company Board. No acceptance of such resignation shall be necessary to make it effective. Any vacancy on the Company Board shall be filled only by the Party whose director has caused the vacancy, by giving written notice to the Company Board and to the other Party, and each of the Parties agree, as necessary, to vote, or to cause its designated representatives on the Company Board to vote, for any Person so nominated by the Party whose representative has caused such vacancy.

     8.3 NO REMUNERATION. Unless the Parties otherwise agree, no Person shall be entitled to any fee, remuneration or compensation in connection with his service as a director of the Company.

                                   ARTICLE 9
                                INDEMNIFICATION

     9.1 INDEMNIFICATION. (a) To the fullest extent permitted under Applicable Law, the Company shall indemnify and hold harmless, or cause its Subsidiaries to indemnify and hold harmless, each of their respective Affiliates and all officers, directors and shareholders (including the Parties) of such Affiliates, and each director and officer of the Company and any Person serving in any similar capacity for another Person (including the KAA Board) affiliated with the Company at the request of the Company or any of its Subsidiaries (solely for purposes of this Section 9.1, each of the foregoing Persons being referred to as, a "Company Affiliate"), from and against any and all losses, claims, demands, costs, damages, liabilities, expenses of any nature (including reasonable attorneys' fees and disbursements), judgments, fines, settlements and other amounts (collectively, "Damages") arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which a Company Affiliate may be involved, or threatened to be involved, as a party or otherwise, arising out of or incidental to the business of the Joint Venture, regardless of whether a Company Affiliate continues to be a Company Affiliate, at the time any such liability or expense is paid or incurred, if (i) the Company Affiliate acted in good faith and in a manner it or he reasonably believed to be in, or not opposed to, the interests of the Company and, with respect to any criminal proceeding, had no reason to believe its or his conduct was unlawful, (ii) the Damages do not arise from a breach of any of the Operative Agreements by any Company Affiliate, and (iii) the Company Affiliate's conduct did not constitute actual fraud, gross negligence or willful or wanton misconduct. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE, or its equivalent, shall not, in and of itself, create a presumption or otherwise constitute evidence that the Company Affiliate acted in a manner contrary to that specified in (i), (ii) or (ii) above.

     (b) Expenses (including reasonable legal fees and expenses) incurred in defending any proceeding subject to subsection (a) of this Section 9.1 shall be paid by the Company in advance of the final disposition of such proceeding upon receipt of a written affirmation by the Company Affiliate of his or its good faith belief that he or it has met the standard of conduct necessary for indemnification under this Section 9.1 and a written undertaking (which need not be secured) by or on behalf of the Company Affiliate to repay such amount if it shall ultimately be determined, by a court of competent jurisdiction or otherwise, that the Company Affiliate is not entitled to be indemnified by the Company as authorized hereunder.

     (c) The indemnification provided by this Section 9.1 shall be in addition to any other rights to which each Company Affiliate may be entitled under any agreement or vote of the Board by the vote of directors who are disinterested and unaffiliated with such Company Affiliate, as a matter of law or otherwise, both as to action in the Company Affiliate's capacity as a Company Affiliate or as a Person serving at the request of the Company and shall continue as to a Company Affiliate who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns, administrators and personal representatives of such Company Affiliate.

     (d) The Company shall purchase and maintain directors and officers insurance or, similar coverage, for its directors and its officers in such amounts and with such deductibles or self-insured retentions as are customary for Persons engaged in businesses similar in size and type to those engaged in by the Joint Venture.

     (e) Any indemnification hereunder shall be satisfied only out of the assets of the Company and the Parties shall not be subject to personal liability by reason of these indemnification provisions.

     (f) A Company Affiliate shall not be denied indemnification in whole or in part under this Section 9.1 because the Company Affiliate had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement and all material facts relating to such Company Affiliate's interest were adequately disclosed to the Company Board at the time the transaction was consummated.

     (g) The provisions of this Section 9.1 are for the benefit of the Company Affiliates and the heirs, successors, assigns, administrators and personal representatives of the Company Affiliates and shall not be deemed to create any rights for the benefit of any other Persons.

     (h) Any repeal or amendments of any provisions of this Section 9.1 shall be prospective only and shall not adversely affect any Company Affiliate's right existing at the time of such repeal or amendment.


                                  ARTICLE 10
                                   DEADLOCKS

     10.1 DEADLOCKS. (a) The Parties agree that all Deadlocks shall be resolved in accordance with this Article 10.

     (b) A deadlock (a "Deadlock") shall be deemed to have occurred upon the failure of either of the Parties to give prior written consent to any proposed Company Board action on a matter covered under Section 7.3.

     (c) If a Deadlock occurs, the Company Board shall refer the Deadlock to the board of directors of both Parties for resolution. The Parties' boards of directors shall have thirty (30) days to consider and attempt to resolve such Deadlock. If the Deadlock cannot be resolved by the Parties' boards of directors within such 30-day period, the Deadlock shall be resolved pursuant to Section 10.2.

     10.2 RIGHT TO BUY OR SELL. In the event of a Deadlock that cannot be resolved pursuant to Section 10.1(c), either Party (the "Initiating Party") shall have the right to purchase from, or the obligation to sell to, the other Party (the "Responding Party") all, but not less than all, of the applicable Party's Equity Interest in accordance with the following provisions:

     (a) The Initiating Party shall deliver a written notice (the "Purchase Notice") to the Company and the Responding Party stating (i) a statement of intent to rely on this Section 10.2, and (ii) the amount representing, in the opinion of the Initiating Party, the value of 100% of the Equity Interests in the Company then outstanding, on a fully diluted basis, (the "Specified Amount").

     (b) Within one hundred and twenty (120) days after receipt of the Purchase Notice, the Responding Party shall elect, by written notice, to either (i) sell all, but not less than all, of the Responding Party's Equity Interest to the Initiating Party for the portion of the price set forth in the Purchase Notice attributable to the Responding Party's Equity Interest, or (ii) purchase all, but not less than all, of the Initiating Party's Equity Interest for the portion of the price set forth in the Purchase Notice attributable to the Initiating Party's Equity Interest.

     (c) If the Responding Party does not exercise either of the options set forth in subsection 10.2(b) hereof within one hundred and twenty (120) days after receipt of the Purchase Notice, then such Responding Party shall conclusively be deemed to have elected to sell all of its Equity Interest to the Initiating Party for the portion of the price set forth in the Purchase Notice attributable to the Responding Party's Equity Interest.

     (d) The purchase and sale of the applicable Equity Interest in accordance with this Section 10.2 shall be completed within sixty (60) days after the delivery of the Responding Party's response pursuant to subsection 10.2(b) (or deemed election pursuant to subsection 10.2(c)) and payment for the Equity Interest shall be made in immediately available funds at the closing, unless the Parties agree otherwise, against delivery of appropriate documents evidencing and transferring title of the Equity Interest herein acquired, free and clear of all liens or encumbrances thereon. The Parties hereby agree to take all actions necessary to implement the provisions of this Section 10.2, including, without limitation, to execute any agreements or other documents required to evidence the Transfer of the applicable Equity Interest in accordance with Section 11.6.

     (e) Upon the delivery by the Initiating Party of a Purchase Notice, neither Party shall Transfer any or all of its Equity Interest except pursuant to this
Section 10.2.


                                  ARTICLE 11
                        TRANSFERS OF VENTURE INTERESTS

     11.1 GENERAL RESTRICTIONS. No Party may Transfer all or any part of such Party's Venture Interest, except in open market transactions after the listing of the Shares on a public exchange or electronic trading system in any jurisdiction, or as otherwise provided in this Agreement. Any purported Transfer of a Party's Venture Interest or a portion thereof in violation of the terms of this Agreement shall be null and void and of no effect. Any permitted transferee desiring to make a further Transfer shall become subject to all the provisions of this Article 11 to the same extent and in the same manner as any Party desiring to make any Transfer. Upon the transfer by a Party of part of its Equity Interest such that the Party's remaining Equity Interest is less than twenty-five percent (25%) of the outstanding Equity Interests in the Company, this Agreement shall immediately terminate, except in respect of a transfer pursuant to Section 11.3 as to which the transferee is substituted hereunder for the transferor.

     11.2  PERMITTED TRANSFEREES.  Notwithstanding the provisions of Sections
11.3 and 11.4, each Party shall have the right to Transfer, by a written instrument, all or any part of its Venture Interest to a Permitted Affiliate; PROVIDED, HOWEVER, that such transfer is not materially financially detrimental to KAA and that such Permitted Affiliate shall execute an instrument in form and substance reasonably satisfactory to the KAA Board accepting and adopting the terms and provisions of this Agreement and the other Operative Agreements to which the transferor is a party and shall pay all reasonable expenses of KAA in connection with such Transfer, it being understood that upon such Transfer the transferor shall remain obligated under the Operative Agreements unless the Company Board otherwise agrees.

     11.3 RIGHT OF FIRST REFUSAL. (a) If any Party (the "Seller") desires to Transfer all, and not less than all, of its Venture Interest (the "Offered Interest") pursuant to a bona fide offer (the "Bona Fide Offer") from a third party (the "Proposed Transferee"), other than a transferee permitted by Section 11.2, it shall submit a written offer (the "Written Offer") to Transfer such Venture Interest (collectively, the "Offered Interest") to the other Party (for purposes of this Section 11.3, the "Offeree") on terms and conditions, including price, not less favorable to the Offeree than those on which the Seller proposes to Transfer such Offered Interest to the Proposed Transferee. The Written Offer shall disclose the identity of the Proposed Transferee, the Person or Persons, if any, that Control such Proposed Transferee, the Offered Interest proposed to be Transferred, the total number of Shares and principal amount of any Subordinated Debt owned by the Seller, the terms and conditions, including price, of the proposed Transfer, and any other material facts relating to the proposed Transfer. The Written Offer shall further state that the Offeree may acquire, in accordance with the provisions of this Agreement, all of the Offered Interest for the price and upon the other terms and conditions, including deferred payment (if applicable), set forth therein.

     (b) The Offeree shall be permitted to confirm that the Bona Fide Offer is firm and subject only to conditions that could reasonably be expected to be satisfied, by (i) review of the documents involved in such Bona Fide Offer and
(ii) requiring that the Proposed Transferee submit evidence reasonably satisfactory to the Offeree of any financing for such purchase.

     (c) (i) If the Offeree elects to purchase the Offered Interest at the price offered by the Proposed Transferee, the Offeree shall communicate in writing its election to purchase to the Seller, which communication shall be delivered to the Seller within 30 days of the date the Written Offer was made. Such communication shall, when taken in conjunction with the Written Offer, be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of the Offered Interest. If the Offeree does not communicate in writing within such 30-day period its election to purchase the Offered Interest, then such Offeree shall conclusively be deemed to have rejected and waived its right to purchase the Offered Interest.

          (ii) The closing of the sale and purchase of the Offered Interest to the Offeree shall occur in accordance with Sections 11.5 and 11.6.

          (iii) If the Offeree does not elect to so purchase the Offered Interest, the Seller may sell the entire Offered Interest to the Proposed Transferee within 90 days following the expiration of the thirty (30) day period referred to in Section 11.3(c), upon terms that are no more favorable to the Proposed Transferee than those set forth in the Written Offer; provided that such Proposed Transferee agrees in writing to be bound by and subject to the terms and conditions of this Agreement and the Operative Agreements, as applicable, in all respects as if originally party hereto in place of the Seller. If the Proposed Transferee does not carry out its purchase within said 90-day period, or withdraws its offer or introduces any changes thereto that are more favorable to the Proposed Transferee, the Offered Interests may not be sold, assigned or transferred unless previously offered to the Parties once again pursuant to this
     Section 11.3.

     11.4 PARTY CHANGE OF CONTROL. (a) Kingsway shall have the right at any time within sixty (60) days after the later of (i) the occurrence of a Party Change of Control as to ATG or (ii) the giving of notice of such Party Change of Control as to ATG pursuant to Section 6.4, by written notice to ATG (the date of such notice is referred to herein as the "Control Put Notice Date"), to require ATG to purchase all, but not less than all, of its Venture Interest for a cash price equal to the Reference Value. Promptly following the Control Put Notice Date, the Parties shall commence determining the Reference Value as set forth below.

     (b) ATG shall have the right at any time within sixty (60) days after the later of (i) the occurrence of a Party Change of Control as to Kingsway or (ii) the giving of notice of a Party Change of Control as to Kingsway pursuant to
Section 6.4, by written notice to Kingsway (the date of such notice is referred to herein as the "Control Call Notice Date"), to require Kingsway to sell all, but not less than all, of its Venture Interest for a cash price equal to the applicable Reference Value. Promptly following the Control Call Notice Date, the Parties shall commence determining the Reference Value as set forth below.

     (c) The "Reference Value" referred to in Sections 11.4(a) and 11.4(b) shall be such amount as agreed by the Parties. If the Parties fail to agree on such amount within twenty (20) Business Days of the Control Put Notice Date or the Control Call Notice Date, as the case may be, then the Reference Value shall be determined by an arm's length, nationally recognized investment banking firm in Hong Kong selected by the Parties jointly.

     (d) If the Parties cannot agree on the choice of a nationally recognized investment banking firm, each of the Parties shall choose one nationally recognized investment banking firm in Hong Kong, each of which is at arm's length to both Parties (and if a Party fails to make such selection within ten (10) Business Days after notice is given of the other Party's selection, then the value determined by the investment banking firm selected by such other Party shall be deemed conclusive). The Reference Value shall be the mean of the values proposed by each such investment banking firm. All costs associated with the determination of the Reference Value, including the fees of any nationally recognized investment banking firm retained, shall be shared equally by the Parties.

     (e) The closing of the terms pursuant to Section 11.4(a) or 11.4(b) shall occur in accordance with Sections 11.5 and 11.6.

     11.5 GOVERNMENTAL APPROVALS. Each of the Parties shall use all reasonable commercial efforts to obtain all Governmental Approvals required to effect any purchase and sale of Venture Interests pursuant to Sections 11.3 or 11.4. If the required Governmental Approvals have not been received at the time any such closing is scheduled to occur, the contemplated transfer shall be deferred and made conditional until such time as the required Governmental Approvals have been obtained.

     11.6 CLOSING OF PURCHASE OF VENTURE INTERESTS. Unless the Parties otherwise agree, the closing of any purchase and sale of Venture Interests pursuant to Sections 11.3 or 11.4 shall occur at the Company's principal executive office within sixty (60) days after the applicable notice of purchase and sale has been furnished. At such closing, (i) the Party transferring such Venture Interests (the "Transferring Party") shall transfer, assign and deliver to the Person purchasing such Venture Interests (the "Non-Transferring Party") the certificates or other documents evidencing the Venture Interests being purchased, duly endorsed for transfer, together with such assignments separate from any such certificate and other documents or instruments reasonably required by counsel for the Non-Transferring Party to consummate such purchase, and (ii) the Non-Transferring Party shall pay the purchase price in immediately available funds in US Dollars. In addition, at the closing of such purchase and sale, (A) the Transferring Party shall deliver to the Non-Transferring Party an executed, written representation, in form and substance reasonably satisfactory to legal counsel for the Non-Transferring party, that the Transferring Party owns the Venture Interests free and clear of all Security Interests and that upon the delivery of the Venture Interests, the Transferring Party shall have transferred all of its right, title and interest in the Venture Interests, and (B) the Non-Transferring Party shall deliver to the Transferring party such investment representations as may be reasonably required to comply with applicable securities laws.


                                  ARTICLE 12
                       FINANCIAL AND ACCOUNTING MATTERS

     12.1 BOOKS AND RECORDS; FINANCIAL YEAR. The Company shall, and shall cause its Subsidiaries to, to the extent permitted by Applicable Law, keep its accounts and financial and cost records in US Dollars and in English. The fiscal year of the Company shall be the Financial Year.

     12.2 FINANCIAL INFORMATION. The Company shall prepare in accordance with Hong Kong GAAP (i) not later than sixty (60) days after the end of each Financial Year audited financial statements in English of the Company and its Subsidiaries, and (ii) not later than thirty (30) days after the end of each fiscal quarter (other than the final quarter of a Financial Year), unaudited financial statements in English of the Company and its Subsidiaries and shall also cause the Company to provide on a timely basis all statements in English necessary for each Party to prepare its tax returns as they relate to such Party's interest in the Company.

     12.3 RIGHT OF INSPECTION OF BOOKS. The Company and each of its Subsidiaries shall keep full, complete and accurate books of account, record and information with respect to their affairs and the same shall be maintained at the principal office of the Company. Entries shall be made in such books of account and records of all such matters, transactions and things as are usually written and entered in books of account and records kept by Persons engaged in businesses similar to the business of the Company or required by Applicable Law. Each Party shall have the right, acting reasonably and in coordination with the Company's auditors and accounting personnel and, to the extent practicable, the other Party, to audit, examine, and make copies of or extracts from the books of account and records of the Company and its Subsidiaries at all reasonable times during usual business hours. Such right may be exercised through any agent or employee of such Party designated in writing by it or by an independent certified accountant designated in writing by such Party. Each Party shall bear all expenses incurred in any examination made for such Party's account.

     12.4 ACCOUNTING PRINCIPLES. Unless otherwise agreed by the Parties, the accounts and records of the Company and its Subsidiaries shall be maintained in accordance with Hong Kong GAAP.

     12.5 AUDITORS. The auditors of the Company shall be an internationally recognized auditing firm selected by the Company Board and approved by the Parties. All audit reports and reports to management on internal controls and procedures prepared by such auditing firm shall be made available to the Company Board and each Party.


                                  ARTICLE 13
   OTHER ACTIVITIES BY THE PARTIES; EXPANSION OF TERRITORY; CONFIDENTIALITY

     13.1 IN GENERAL. The Parties acknowledge that to support their intention to make the Joint Venture the principal embodiment of the JV Business of the Parties and to protect adequately their interests in KAA, it is necessary and essential that the Parties enter into and adhere to the covenants contained in this Article 13.

     13.2 NON-COMPETITION OBLIGATIONS. (a) From and after the date hereof and until a date twelve (12) months following the termination of KAA and its Subsidiaries, or following the date on which any Party ceases to be a Party pursuant to a Transfer hereunder, pursuant to the terms of this Agreement, except as otherwise expressly provided in Section 13.3 or as provided in the ATG License Agreement, no Party or any of its Affiliates shall within the Territory:

          (i)  Offer Competing Services; or

          (ii) Invest or Participate in any Person that Offers Competing Services; or

          (iii) Except as required by Applicable Law, no senior officer or member of the board of directors of a Party shall serve as senior officer or member of a board of directors, managing board or similar governing body of a Major Competitor of KAA.

     (b) During the period Section 13.2(a) is applicable to Kingsway, neither Kingsway nor its Affiliates shall Offer or Invest or Participate in any Person that offers Competing Services in the United States or in any other territory in which Ashton or its Affiliates or licensees operates an equivalent Competing Service and has agreed to a reciprocal limitation as to competition in the Territory.

     (c) In the event that the ATG License Agreement is terminated by ATG in accordance with the ATG License Agreement, the non-compete obligations set forth in Sections 13.2(a) and (b) above shall cease to apply.

     13.3  NON-COMPETITION EXCEPTIONS.  Except as expressly set forth in this
Section 13.3, nothing in this Article 13 shall be construed to prohibit any of the following activities by a Party or any of its Affiliates after the date hereof.

     (a) FIVE PERCENT INVESTMENTS. The acquisition or ownership by a Party (directly or indirectly through an Affiliate) of any securities of a publicly held Person engaged in Competing Services, if such securities (i) were not acquired directly from such Person in a private placement or similar transaction, (ii) do not represent more than five percent (5%) of the aggregate voting power of the outstanding equity securities of such Person (assuming the conversion, exercise or exchange of all such securities held by such Party or its Affiliate that are convertible, exercisable or exchangeable into or for voting securities), and (iii) in the case of debt securities, entitle the holder thereof to receive only interest or other returns that are not based on the value or results of operations of such Person.

     (b) INVESTMENT FUNDS. The acquisition or ownership (directly or indirectly through an Affiliate) by a Party of an ownership interest in an investment fund or plan (including pension and retirement plans) investing on behalf of the employees or retirees of such Party or its Affiliates or the continued sponsorship by such Party (or Affiliate) thereof; provided that no investment by any such fund or plan has the purpose or effect of changing or influencing the Control of any Person that Offers Competing Services.

     13.4 EXPANSION OF TERRITORY. Each of the Parties acknowledges that the JV Business shall only be conducted in connection with equity securities listed and traded on securities exchanges located within the Territory and that the countries and regions comprising the Territory can only be changed by mutual agreement in writing by the Parties. With respect solely to the Peoples Republic of China (the "PRC"), KAA shall have non-exclusive rights to the PRC until January 1, 2002. In the event ATG does not enter into any joint ventures in the PRC by the latter date, then KAA shall have exclusive licensing rights as to the PRC. For purposes of this Section 13.4, the Parties agree that none of Hong Kong, Macau or the Republic of China (Taiwan) shall be included within the definition of PRC. The foregoing notwithstanding, in the event any Party contemplates Offering Competing Services in any country or region that is not part of the Territory (excluding the United States, Europe and Canada), such Party shall first consult with the other Party with respect to expanding the Territory to include such country or region.

     13.5 CONFIDENTIALITY. Each Party shall use, and shall cause its Affiliates, employees and agents to use, their respective reasonable best efforts to ensure that the terms of this Agreement, the other Operative Agreements (including all Exhibits and Schedules hereto and thereto) and confidential proprietary information concerning the other Party, the JV Business and affairs of the Company and its Subsidiaries are not disclosed to third parties unless the other Party shall have consented to such disclosure in writing; PROVIDED, HOWEVER, that such information may be disclosed to third parties to the extent reasonably required to accomplish any proposed transfer under Article 12, as necessary in connection with any private offering of securities of a Party or any of its Affiliates, if the Person to which the information is disclosed agrees in writing to keep such information confidential, as necessary in connection with any Public Offering of securities of a Party or any of its Affiliates (and related reporting obligations occasioned thereby), and as required by law.

                                  ARTICLE 14
                         TERM AND TERMINATION DEFAULT

     14.1 TERM OF KAA. KAA and its Subsidiaries shall continue without interruption until they are dissolved and terminated pursuant to the terms of this Agreement, the Constituent Documents and Applicable Law.

     14.2 TERMINATION OF JOINT VENTURE. The following shall be "Termination Conditions" with respect to the Joint Venture in which case the non-defaulting Party may deliver a written notice (the "Termination Notice") in accordance with
Section 14.3:

     (a) a Material Non-Monetary Default (in which case the non-defaulting Party may deliver a Termination Notice in accordance with Section 14.3);

     (b) the Bankruptcy of a Party (in which case the non-bankrupt Party may deliver a Termination Notice in accordance with Section 14.3);

     (c) the proper termination of the ATG License Agreement in accordance with its terms (in which case any Party may deliver a Termination Notice in accordance with Section 14.3);

     (d) written mutual consent of the Parties (in which case any Party may deliver a Termination Notice in accordance with Section 14.3); or

     (e) if a Party's equity ownership falls below twenty-five percent (25%) of total Shares issued and outstanding, other than pursuant to a Transfer under
Section 11.3.

     14.3 TERMINATION NOTICE. (a) If a Termination Condition occurs, a Party entitled to deliver a Termination Notice pursuant to Section 14.2 may give such Termination Notice to the other Parties and to the Company Board within 60 days following the date upon which such Party becomes aware of the occurrence of the Termination Condition. If any Party properly delivers a Termination Notice, the other Party shall be precluded from delivering a subsequent Termination Notice.

     (b) Each Party acknowledges and agrees that (i) it shall not challenge the validity of any provision of this Article 14 in any Proceeding and (ii) each Party shall have a right to seek specific performance of each provision of this
Article 14.

     14.4 TERMINATION UPON DEFAULT, ETC. In the case of a Termination Condition under Section 14.2(a) or (b), the non-defaulting Party delivering the Termination Notice shall have the right to exercise its option to purchase all but not less than all, of the Venture Interest of the defaulting Party at eighty percent (80%) of the defaulting Party's investment to date plus interest on amounts invested from time to time at the Applicable Rate (the "Default Termination Value") by delivering a written notice of exercise within sixty (60) days following delivery of a Termination Notice. This reduction to eighty percent (80%) of the investment to date plus interest on amounts invested from time to time at the Applicable Rate is agreed by both parties as a reasonable pre-estimate by way of liquidated damages of the likely loss, direct and indirect, which would be incurred by the non-defaulting Party in consequence of a Termination Condition arising under Section 14.2(a) or (b) hereof in relation to the defaulting Party, this assessment taking into account the financial and other commitments made by both Parties under this Agreement in relation to the establishment and proposed long term operation of the Joint Venture. Such written notice shall constitute an offer by the non-defaulting Party to purchase the Venture Interests of the defaulting Party at a price equal to the Default Termination Value, and the defaulting Party hereby accepts any such offer by the non-defaulting Party. If the non-defaulting Party fails to deliver such written notice of such exercise within said 60-day period, it will be deemed to have elected not to purchase the Venture Interest of the defaulting Party. In the event that the non-defaulting Party purchases the Venture Interest of the defaulting Party pursuant to this Section 14.4, the purchase price for the Venture Interest shall be an amount payable in immediately available funds in US dollars.

     14.5 CLOSING. Each of the Parties shall use its reasonable efforts to obtain all Governmental Approvals required to effect the purchase and sale of Venture Interests, pursuant to Section 14.4. Unless the Parties have failed to receive all required Governmental Approvals, the closing of the purchase of a Venture Interest pursuant to this Article 14 shall be held at the offices of the purchasing Party within ten (10) days after the final determination of the purchase price to be paid to the selling Party. If in spite of the Parties' efforts in this regard, the required Governmental Approvals have not been received at the time the closing is scheduled to occur, the closing shall be postponed until such date as the Parties shall have obtained the required Governmental Approvals; provided that, if such Governmental Approvals are not obtained prior to the first anniversary of the date on which such closing is postponed, at the request of any Party, the Parties shall negotiate in good faith to provide for the termination of the Joint Venture pursuant to such mutually agreeable terms and conditions as will permit the Parties to obtain all Governmental Approvals required for the termination of the Joint Venture, and as will have substantially the same economic consequences to the Parties as the transaction contemplated by Section 14.4. At the closing, the purchasing Party and the selling Party shall make the deliveries specified in Section 11.6.

     14.7 TERMINATION BY DISSOLUTION. In the case of a Termination Condition under Section 14.2(c) or (d), upon delivery of a Termination Notice, the Parties shall proceed to dissolve the Joint Venture by the Parties causing their representative directors on the KAA Board to proceed with the winding up of the affairs and liquidation of KAA through the sale of their respective assets and properties. Notwithstanding the foregoing, in the event that a Party fails to give a Termination Notice within the time period set forth in Section 14.3, such Party shall be deemed to have waived its right to dissolve, with respect to the event or events which gave rise to such right to dissolve. In the case of a Termination Condition under Section 14.2(e), there shall be no dissolution of the Joint Venture, and the Party whose interest is subject to such event shall cease to have any rights under this Agreement.


                                  ARTICLE 15
                          POST TERMINATION PROVISIONS

     15.1 CONSEQUENCES OF TERMINATION. Upon the transfer by at least one Party of its entire Venture Interest in accordance with this Agreement (other than a transfer pursuant to Section 11.2), this Agreement shall forthwith cease to have further force and effect as between such transferor on the one hand and the Company and the other Party on the other hand, and all further obligations of the Company, the other Party and each of their respective officers, directors and Affiliates on the one hand and the transferor on the other hand under this Agreement shall terminate without further liability, except that:

     (a) such transfer shall not constitute a waiver of any rights that any Party (or any of its Affiliates) may have by reason of a breach of this Agreement or any other Operative Agreement, subject to any limitations thereon in this Agreement or the other Operative Agreements;

     (b) Each Operative Agreement shall continue or terminate in accordance with the terms therein; and

     (c) the provisions of Articles 9, 13 (other than Section 13.4) (for the twelve-month period following such termination with respect to Article 13 only), 15 and 17 (other than Section 17.8) of this Agreement shall continue in full force and effect.

     15.2 NON-SOLICITATION. Anything herein to the contrary notwithstanding, upon the Transfer by any Party of all of its Venture Interest in accordance with this Agreement, for a period commencing on the date of such Transfer and ending on the first anniversary of such Transfer, such Party shall not, and shall cause its Affiliates not to, induce or attempt to influence any employees of the Company, its Subsidiaries or any of their Affiliates to terminate such employee's employment therewith.


                                  ARTICLE 16
             NEGOTIATIONS; ARBITRATION; SUBMISSION TO JURISDICTION

     16.1 NEGOTIATIONS; ARBITRATION. (a) Except for interim injunctive relief in respect of any claimed violation of Article 13 pending resolution of such claim as provided below, in the event of any dispute, controversy or claim (other than a Deadlock) arising out of or relating to this Agreement, or the performance, breach, termination, or invalidity hereof, such dispute, controversy or claim shall be the subject of an attempt at an amicable solution, for which purpose any party shall give notice to the other parties, giving a concise description of the matter in question and the position of such party in respect thereof and proposing a meeting among the chief executive officers, executive managing directors or their designees (the "Senior Officers") of the ultimate parent companies of the Parties in Hong Kong (or such other place as they may agree) with the purpose of resolving the dispute, controversy or claim.

     (b) In the event such a meeting is called, the meeting shall take place within ten (10) Business Days of its being requested. Unless the parties otherwise agree, if such meeting does not take place within such ten (10) Business Days or if within ten (10) Business Days after such meeting the Senior Officers have not resolved such matter, then the matter shall be settled by arbitration in accordance with the rules of the International Chamber of Commerce. The arbitration shall be the sole and exclusive forum for resolution of the dispute, controversy or claim, and the award shall be final and binding. Judgment thereon may be entered by any court having jurisdiction. The place of arbitration shall be London, England. The arbitration shall be conducted in the English language and any foreign-language documents presented at such arbitration shall be accompanied by an English translation thereof. The arbitrators shall apply the laws of England without regard to the principles of conflicts of laws.

     (c) Each of the parties hereby submits to the exclusive jurisdiction of the courts of London, England in any action, suit or proceeding with respect to (i) interim injunctive relief in respect of any claimed violation of Article 13, or
(ii) the enforcement of the arbitration provisions of this Agreement, and to the non-exclusive jurisdiction of such court with respect to the enforcement of any award thereunder. Each party irrevocably appoints the agent for service specified opposite its name on the signature pages hereof as its authorized agent in the city of London upon which process may be served in any related proceeding, and agrees that service of process upon such agent, and written notice of said service to such party, by the person serving the same to the address so provided, shall be deemed in every respect effective service of process upon such party in any such action, suit or proceeding. Each party further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for the duration of this Agreement.


                                  ARTICLE 17
                                 MISCELLANEOUS

     17.1 NOTICES. Any notice required or permitted to be given hereunder shall be in writing and shall be (a) personally delivered, (b) transmitted by internationally recognized air courier service, or (c) transmitted by facsimile, in each case to the Parties as follows, as elected by the Party giving such notice:

If to ATG, to:

     Ashton Technology Group, Inc
     1900 Market Street
     Suite 1900
     Philadelphia, PA 19103
     Tel:   (215) 751-1900
     Fax:   (215) 970-3481
     Attn:  Arthur J. Bacci

with a copy to:

     Ballard Spahr Andrews & Ingersoll
     1735 Market Street
     51st Floor
     Philadelphia, PA 19103
     Tel:   (215)
     Fax:   (215)

If to Kingsway, to:

     Kingsway Group
     10 Harcourt Road
     5/F, Hutchison House
     Central, Hong Kong
     Tel:   (852) 2877-1830
     Fax:   (852) 2845-3368
     Attn:  William Lam

with a copy to:

     Kingsway ATG Asia
     10 Harcourt Road
     5/F, Hutchison House
     Central, Hong Kong
     Tel:   (852) 2877-1830
     Fax:   (852) 2845-3368
     Attn:  Richard Yin

with a copy to:

     Morrison & Foerster LLP
     755 Page Mill Road
     Palo Alto, California
     U.S.A.
     Tel:   (650) 813-5600
     Fax:   (650) 494-0792
     Attn:  Joseph Barbeau, Esq.

Except as otherwise specified herein, all notices and other communications shall be deemed to have been duly given on (i) the date of receipt if delivered personally, (ii) three (3) Business Days after delivery to the courier, or (iii) the next Business Day in the jurisdiction of the recipient following the date of transmission with electronic confirmation if transmitted by facsimile, whichever shall first occur. Any

Party may change its address for purposes hereof by notice to the other Party and the Company. All notices and other communications shall be in the English language.

     17.2 APPLICABLE LAW. The validity, construction and performance of this Agreement shall be governed by and construed in accordance with the law of Hong Kong, regardless of the laws that might otherwise govern under applicable principles of conflicts or choice of law.

     17.3 SEVERABILITY. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, the Parties agree that such provision will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby. If necessary to effect the intent of the Parties, the Parties will negotiate in good faith to amend this Agreement to replace the unenforceable language with enforceable language which as closely as possible reflects such intent.

     17.4 AMENDMENTS. This Agreement may be modified only by a written amendment signed by all of the Parties to this Agreement.

     17.5 WAIVER. The waiver by a Party of any instance of any other Party's non-compliance with any obligation or responsibility herein shall be in writing and signed by the waiving Party and shall not be deemed a waiver of other instances of such other Party's non-compliance.

     17.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts shall have been signed by each Party and delivered to the other Parties.

     17.7 ENTIRE AGREEMENT. The provisions of this Agreement and those written agreements executed and delivered contemporaneously herewith set forth the entire agreement and understanding among the Parties as to the subject matter hereof and supersede all prior agreements, oral or written, and all other prior communications between the Parties relating to the subject matter hereof and thereof.

     17.8  NO ASSIGNMENT.  (a)   Except as specifically provided herein, no
Party shall, directly or indirectly, assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other Parties.

     (b) Any attempted assignment of this Agreement in violation of this Section
17.8 shall be void and of no effect.

     (c) This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

     17.9 NO THIRD-PARTY BENEFICIARIES. Except for the provisions of Article 9 hereof, this Agreement is for the sole benefit of the Parties and their permitted assigns, and nothing herein express or implied shall give or be construed to give to any Person, other than the Parties and such assigns, any legal or equitable rights hereunder.

     17.10 PUBLICITY. The Parties shall use reasonable efforts to consult in good faith with each other with a view to agreeing upon any press release or public announcement relating to the transactions contemplated hereby or by the other Operative Agreements prior to the consummation thereof.

     17.11 CONSTRUCTION. This Agreement has been negotiated by the Parties and their respective counsel and shall be fairly interpreted in accordance with its terms and without any strict construction in favor of or against any of the Parties.

     17.12 DISCLAIMER OF AGENCY. This Agreement shall not constitute any Party as a legal representative or agent of any other Party, nor shall a Party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name or on behalf of any other Party or any of its Affiliates or of the Company unless otherwise expressly permitted by such Party.

     17.13 RELATIONSHIP OF THE PARTIES. The relationship among the Parties shall not be that of partners and nothing herein contained shall be deemed to constitute a partnership among them.

     17.14 FIDUCIARY DUTIES. Subject to Applicable Law, no Party or any of its Affiliates nor any officer, director, employee or former employee of any Party or its Affiliate shall have any obligation, or be liable, to any Party or the Company for exercising any of the rights of such Party or such Affiliate under this Agreement or any other Operative Agreement to which it is or will be a party, for exercising or failing to exercise its rights as a shareholder of the Company or for breach of any fiduciary or other similar duty to any Party or the Company by reason of such conduct, other than a breach of any Operative Agreement.

                                    *  *  *

     IN WITNESS WHEREOF, each of the Parties has caused its respective duly authorized officers to execute this Agreement as of the day and year first above written.


Ashton Technology Group, Inc.



By: /s/ Fredric W. Rittereiser
   -----------------------------
Name:  Fredric W. Rittereiser
Title: Chief Executive Officer


Kingsway Electronic Services Limited



By: /s/ Richard Yin
   -----------------------------
Name:  Richard Yin
Title: Chief Executive Officer


Dated:  December 16, 1999

                                   EXHIBIT A
                                   ---------

                             ATG License Agreement


                                   EXHIBIT B
                                   ---------

                              Employment Agreement


                                   EXHIBIT C
                                   ---------

                       Countries and Other Jurisdictions
                              Comprising Territory
                              --------------------


Australia
Bangladesh
Brunei
Cambodia
Federated States of Micronesia
Fiji Islands
French Polynesia
Hong Kong
Guam
India
Indonesia
Japan
Laos
Macau
Malaysia
Mongolia
Myanmar
New Zealand
Northern Mariana Islands
North Korea
Pakistan
Papua, New Guinea
Philippines
Samoa
Singapore
Solomon Islands
South Korea
Sri Lanka
Taiwan
Thailand
Timor
Vietnam



                                   EXHIBIT D
                                   ---------

                               Stock Option Plan



                                   EXHIBIT E
                                   ---------

                        Kingsway/POP Exchange Agreement